EXHIBIT 4.1

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

FIFTY-FOURTH SUPPLEMENTAL

INDENTURE

Relating to

Recording of the Indenture in Coweta County, Georgia and

Confirming the Lien of the Indenture with respect to certain After-Acquired Property

Dated as of May 21, 2010

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF SUPERIOR COURT AND TAX COMMISSIONER OF GEORGIA:  THIS INSTRUMENT ONLY ADDS ADDITIONAL SECURITY FOR ORIGINAL INDEBTEDNESS SECURED BY THE EXISTING INDENTURE.  THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE.  PURSUANT TO O.C.G.A. § 48-6-65(A), NO ADDITIONAL INTANGIBLE RECORDING TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT.  THIS INSTRUMENT SUPPLEMENTS AND MODIFIES THE EXISTING INDENTURE AS TO WHICH THE MAXIMUM INTANGIBLES RECORDING TAX HAS PREVIOUSLY BEEN PAID.

THIS FIFTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of May 21, 2010, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), a conformed copy of which is attached as Exhibit A to the counterpart of this Fifty-Fourth Supplemental Indenture that will be recorded in Coweta County, Georgia, and such Original Indenture is incorporated herein by reference, for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 1 hereof);

WHEREAS, (i) the Company has heretofore executed and delivered to the Trustee fifty-three Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), (ii) the Original Indenture and the fifty-three Supplemental Indentures have been recorded as set forth on Schedule 1, (iii) conformed copies of the prior fifty-three Supplemental Indentures are attached hereto as Exhibit B to the counterpart of this Fifty-Fourth Supplemental Indenture that will be recorded in Coweta County, Georgia, and (iv) such Supplemental Indentures are incorporated herein by reference;

WHEREAS, the Company is acquiring, as of even date herewith, certain real property located in Coweta County, Georgia, more particularly described on Exhibit C attached hereto (the “Coweta County Property”);

WHEREAS, prior to the date hereof, the Company did not have a property interest in any real property located in Coweta County, Georgia;

WHEREAS, the Company desires to execute and deliver this Fifty-Fourth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of subjecting, conveying and confirming to the Trustee the lien of the Indenture with respect to the Coweta County Property and the property more particularly described on Exhibit D attached hereto;

WHEREAS, Section 13.5 of the Original Indenture requires the Company to cause all Supplemental Indentures and other instruments of further assurance to be promptly recorded, registered and filed, all in such manner and in such places, as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under the Indenture to all property comprising the Trust Estate, including the Coweta County Property;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture; and

NOW, THEREFORE, THIS FIFTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture and including the Coweta County Property and all property described on Exhibit D attached hereto, to secure performance of the covenants therein and herein contained, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, the Coweta County Property and all property described on Exhibit D attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

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TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS FIFTY-FOURTH SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

GENERAL PROVISIONS

Section 1.              Supplemental Indenture.

This Fifty-Fourth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby

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confirmed.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Fifty-Fourth Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

Section 2.              Recitals.

All recitals in this Fifty-Fourth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.              Successors and Assigns.

Whenever in this Fifty-Fourth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-Fourth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4.              No Rights, Remedies, Etc.

Nothing in this Fifty-Fourth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Fifty-Fourth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof.

Section 5.              Counterparts.

This Fifty-Fourth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 6.              Security Agreement; Mailing Address.

To the extent permitted by applicable law, this Fifty-Fourth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

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The mailing address of the Company, as debtor, is:

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention:  Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Fifty-Fourth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Thomas A. Smith
Thomas A. Smith
President and Chief Executive Officer

Signed, sealed and delivered		Attest:	/s/ Patricia N. Nash
by the Company in the presence of:			Patricia N. Nash
Secretary

/s/ Shalewa Smith			[CORPORATE SEAL]
Witness

/s/ Sharon H. Wright
Notary Public

(Notarial Seal)

My commission expires:	October 14, 2011

[Signatures Continue on Next Page]

[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

	By:	/s/ Jack Ellerin
Signed and delivered		Authorized Agent
by the Trustee in the
Presence of:

/s/ Muriel Shaw
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires:	April 15, 2014

Exhibit A

A CONFORMED COPY OF THE ORIGINAL INDENTURE

Filed only in Coweta County, Georgia

A-1

Exhibit B

COPIES OF THE PRIOR FIFTY-THREE SUPPLEMENTAL INDENTURES

Filed only in Coweta County, Georgia

B-1

Exhibit C

LEGAL DESCRIPTION OF COWETA COUNTY PROPERTY

That portion of the tract described below located in Coweta County, Georgia:

All of that tract or parcel of land lying and being located in Land Lot 205 of the 3rd Land District of Heard County, Georgia and in Coweta County, Georgia and being more particularly described as follows:

Commencing at the intersection of the South line of Land Lot 205 of said district and the easterly right of way of Joe Stephens Road (60’R/W), said point being the True Point of Beginning; thence North 89º56’45” East for a distance of 1366.83 feet to a #4 rebar placed on the South line of Land Lot 205; thence North 00º39’00” West for a distance 969.00 feet to a #4 rebar set;  thence South 89º49’31” West for a distance of 1259.22 feet to a #4 rebar set on the easterly right of way of Joe Stephens Road (60’R/W); thence South 05º49’52” West for a distance of 530.90 feet to a point on the right of way; thence South 05º33’49” West for a distance of 440.32 feet to the True Point of Beginning.

Together with and subject to covenants, easements and restrictions of record.  Said property contains 29.18 acres more or less.

C-1

Exhibit D

All property of the Company in the Counties in Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia and including, without limitation, the following described property, to-wit:

1.             Hawk Road Energy Facility - Real Property Legal Description

Tract “A”

All of that tract or parcel of land lying and being located in Land Lot 205 of the 3rd Land District of Heard County, Georgia and being more particularly described as follows:

Commencing at the Southwest corner of Land Lot 205 of said district, said point being the True Point of Beginning, thence North 89º56’45” East for a distance of 831.80 feet to a #4 rebar placed on the westerly right of way of Joe Stephens Road (60’R/W); thence North 05º33’49” East for a distance of 446.36 feet to a point on said right of way; thence North 05º49’52” East for a distance of 524.72 feet to a #4 rebar placed on said right of way; thence South 89º49’31” West for a distance of 931.20 feet to an iron fence post corner (“T” bar) found on the westerly line of Land Lot 205; thence South 00º10’01” East for a distance of 964.22 feet to the true Point of Beginning.

Together with and subject to covenants, easements and restrictions of record.  Said property contains 19.518 acres more or less.

Tract “B”

All of that tract or parcel of land lying and being located in Land Lot 205 of the 3rd Land District of Heard County, Georgia and in Coweta County, Georgia and being more particularly described as follows:

Commencing at the intersection of the South line of Land Lot 205 of said district and the easterly right of way of Joe Stephens Road (60’R/W), said point being the True Point of Beginning; thence North 89º56’45” East for a distance of 1366.83 feet to a #4 rebar placed on the South line of Land Lot 205; thence North 00º39’00” West for a distance 969.00 feet to a #4 rebar set;  thence South 89º49’31” West for a distance of 1259.22 feet to a #4 rebar set on the easterly right of way of Joe Stephens Road (60’R/W); thence South 05º49’52” West for a distance of 530.90 feet to a point on the right of way; thence South 05º33’49” West for a distance of 440.32 feet to the True Point of Beginning.

Together with and subject to covenants, easements and restrictions of record.  Said property contains 29.18 acres more or less.

Tract “C”

All that tract or parcel of land lying and being in Land Lot 238 of the 3rd Land District of Heard

County, Georgia and being more particularly described as follows:

Commencing at the intersection of the southeasterly right of way of Herndon Road (a/k/a Enon Grove Road) (30’R/W) and the southerly right of way of Joe D. Stephens Road (80’R/W), said intersection being the True Point of Beginning; thence North 88º20’34” East for a distance of 648.37 feet to a point on the southerly right of way of Joe D. Stephens Road; thence along a curve to the right having a radius of 2849.35 feet and an arc length of 342.99 feet, being subtended by a chord of South 88º12’32” East for a distance of 342.78 feet to a #4 rebar set on said right of way; thence South 00º04’02” West for a distance of 1137.24 feet to an iron fence post (“T” bar) found on the East line of Land Lot 238; thence South 00º10’01” East for a distance of 964.22 feet to a large white rock found at the Southeast corner of Land Lot 238; thence North 89º05’50” West for a distance of 1135.48 feet to a ½” pipe found on the South line of Land Lot 238; thence North 06º34’51” West for a distance of 1804.27 feet to a #4 rebar placed on the southerly right of way line of Herndon Road (a/k/a Enon Grove Road) (30’R/W); thence North 51 º01’23” East for a distance of 450.15 feet to the True Point of Beginning.

Together with and subject to covenants, easements, and restrictions of record.  Said property contains 58.98 acres more or less.

2.             Hartwell Energy Facility - Real Property Legal Description

All that certain lot, piece or parcel of land, together with all improvements thereon and appurtenances thereunto belonging, containing 13.309± acres and more particularly described as follows:

Beginning at the P.O.B. (point of beginning) which is N48º33’05”E 2093.06’ from United States of America corner no. HG17-B, thence N53º15’40”E 1106.68’ to a corner, thence S36 º44’20”E 507.06’ to a corner, thence S53 º15’40”W 199.41’ to a corner, thence S34º47’05”W 124.24’ to a corner, thence S53 º15’40”W 749.43’ to a corner, thence N36 º44’25”W 369.98’ to a corner, thence S53 º15’10”W 40.00’ to a corner, thence N36º44’25”W 176.45’ to the point of beginning.

BEING the same real estate conveyed to Hartwell Energy Limited Partnership, a Delaware limited partnership, by deed from Transco Power Company, a Delaware corporation, dated as of December 1, 1992, recorded December 22, 1992, in the Clerk’s Office, Superior Court, County of Hart, Georgia, in Deed Book 242, page 120, corrected by Corrective Warranty Deed from Transco Power Company, a Delaware corporation, dated as of December 23, 1992, recorded December 28, 1992, in the Clerk’s Office, Superior Court, County of Hart, Georgia, in Deed Book 242, page 160.

TOGETHER WITH the easements granted to Hartwell Energy Limited Partnership, a Delaware limited partnership, pursuant to that certain Water Wells, Lines, and Ponds Easement, dated as of December 1, 1992, recorded December 28, 1992, in the Clerk’s Office, Superior Court, County of Hart, Georgia, in Deed Book 242, page 183, as amended by that certain First Amendment to Water Easements dated June 19, 2007, recorded June 25, 2007, in the Clerk’s Office, Superior Court, County of Hart, Georgia, in Deed Book 590, page 363.

AND TOGETHER WITH the easements granted to Hartwell Energy Limited Partnership, a Delaware limited partnership, pursuant to that certain New Oil Pipeline and Metering Station Easement dated September 20, 1993, recorded September 28, 1993, in the Clerk’s Office, Superior Court, County of Hart, Georgia, in Deed Book 250, page 595, as amended by that certain First Amendment to the New Oil Pipeline and Metering Station Easement dated as of December 22, 2006, recorded December 27, 2006, in the Clerk’s Office, Superior Court, County of Hart, Georgia, in Deed Book 575, page 333.

Schedule 1

RECORDING INFORMATION

FOR

                           COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

Forty-Third Supplemental Indenture

Forty-Forth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture

Fifty-Third Supplemental Indenture